UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2013

Aegerion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34921	20-2960116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Main Street, Suite 1850

Cambridge, Massachusetts 02142

(Address of principal executive offices) (Zip Code)

(617) 500-7867

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 15, 2013, Aegerion Pharmaceuticals, Inc. (the “Company”) obtained the consent of investors constituting the required supermajority under the Amended and Restated Investor Rights Agreement dated as of November 9, 2007, by and among the Company and the investors listed on Schedule I attached thereto (as amended from time to time, the “Investor Rights Agreement”), to amend the Investor Rights Agreement. The amendment adds a new Section 6.16 to the Investor Rights Agreement, which provides for its termination effective as of February 1, 2013.

The description above of the amendment is qualified in its entirety by reference to the full text of the amendment, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

As described in Item 1.01 of this Current Report on Form 8-K, the Investor Rights Agreement was terminated effective as of February 1, 2013. The information set forth in Item 1.01 is incorporated in this Item 1.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment and Consent Agreement, dated as of February 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGERION PHARMACEUTICALS, INC.

Date: February 21, 2013	By:	/s/ Anne Marie Cook
	Name:	Anne Marie Cook
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Amendment and Consent Agreement, dated as of February 15, 2013